_______________________________________________________________


              SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549
                          _________

                          FORM 8-K

                       CURRENT REPORT


          Pursuant to Section 13 or 15(d) of the

             Securities Exchange Act of 1934


            Date of Report:  November 24, 1998
            (Date of earliest event reported)


              JOHN DEERE CAPITAL CORPORATION
     (Exact name of registrant as specified in charter)

                          DELAWARE
         (State or other jurisdiction of incorporation)

                           1-6458
                  (Commission File Number)

                         36-2386361
              (IRS Employer Identification No.)

                          Suite 600
                First Interstate Bank Building
                     1 East First Street
                     Reno, Nevada  89501
      (Address of principal executive offices and zip code)

                       (702) 786-5527
      (Registrant's telephone number, including area code)

             _______________________________________
(Former name or former address, if changed since last report.)

_______________________________________________________________

                     Page 1 of 4 pages.
            The Exhibit Index appears at Page 4.

Item 5.    Other Information Events.


    John Deere Capital Corporation's net income was $47.8 million in the fourth quarter and $151.2 million for the year compared with $39.3 million and $135.8 million for the same periods last year. The fourth quarter and annual results benefited from higher income on a larger average receivable and lease portfolio and from higher gains on retail note sales, partially offset by higher operating costs.

    Net receivables and leases financed by John Deere Capital Corporation were $6.446 billion at October 31, 1998, compared with $6.217 billion one year ago. The increase resulted from acquisitions exceeding collections during the last 12 months, partially offset by sales of retail notes. Receivable and lease acquisition volumes during the year increased 14 percent compared with the same period last year. Net receivables and leases administered, which include receivables previously sold, totaled $8.635 billion at October 31, 1998, compared with $7.531 billion at October 31, 1997.



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

           (c)    Exhibits

                 (99)    Press release and additional
                         information of Deere & Company.

                          Signature


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.



                                JOHN DEERE CAPITAL CORPORATION



                                By:    /s/ Frank S. Cottrell
                                       _________________________
                                       Frank S. Cottrell,
                                       Secretary


Dated:  November 24, 1998

                        Exhibit Index



                                                     Sequential
Number and Description of Exhibit                   Page Number


(99)  Press release and additional information of        --
      Deere & Company (Incorporated by reference to Deere & Company Current Report on Form 8-K dated November 24, 1998, file number 1-4121).